UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2004

ADMINISTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas	77339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 358-8986

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement.

     Effective September 16, 2004, the Company renewed its workers’ compensation policy commencing on September 16, 2004 and ending on October 1, 2005 (“2005 Policy”) with selected member insurance companies of American International Group, Inc. (“AIG”). Under its arrangement with AIG, the Company bears the economic burden for the first $1 million layer of claims per occurrence. AIG bears the economic burden for all claims in excess of such first $1 million layer. The 2005 Policy is a fully insured policy whereby AIG has the responsibility to pay all claims incurred under the policy regardless of whether the Company satisfies its obligations. Under its arrangement with AIG, the Company makes monthly payments to AIG comprised of premium costs and funds held by AIG for payment of future claims.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.
By:	/s/ JOHN H. SPURGIN, II
John H. Spurgin, II
Senior Vice President, Legal, General Counsel and Secretary

Date: September 21, 2004

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